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                                                                    Exhibit 10.8

                          MANAGEMENT SERVICES AGREEMENT

          MANAGEMENT SERVICES AGREEMENT, dated as of August 16, 2002 (this "Agreement") between Blue Bar, L.P., a Delaware limited partnership ("Blue Bar"), and Republic Engineered Products LLC, a Delaware limited liability company (the "Company").

                              W I T N E S S E T H:

          WHEREAS, the Company desires that Blue Bar provide it with certain ongoing advisory and management services, and Blue Bar desires to render such services to the Company, on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

          SECTION 1. Services.

          During the term of this Agreement, Blue Bar shall provide such advisory and management services to the Company and its subsidiaries as the Board of Managers of the Company shall reasonably request. Such services may be performed at Blue Bar's office(s).

          SECTION 2. Compensation.

          In consideration of the services to be provided in accordance with
Section 1, the Company shall pay Blue Bar a management fee by wire transfer in immediately available funds within 30 days of the end of each fiscal quarter of the Company during the term of this Agreement, in an amount equal to $250,000.

          SECTION 3. Indemnification.

                 (a) Neither Blue Bar nor any of its respective affiliates partners, officers, directors, stockholders, agents or employees (the "Indemnified Parties") shall have any liability to the Company for any services provided pursuant to this Agreement, except as may result from such Indemnified Party's willful misconduct or fraud.

                 (b) To the fullest extent permitted by law, the Company shall indemnify and hold harmless the Indemnified Parties from and against any losses, claims, damages, actions, demands, deficiencies, judgments or causes of action or liabilities, including without limitation, reasonable legal fees or other expenses incurred in investigating or defending against any such losses, claims, damages or liabilities based upon, arising out of or otherwise in respect of this Agreement. The provisions of this Section 3 shall survive the termination of this Agreement.

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          SECTION 4. Reimbursement.

          The Company shall, promptly upon request, reimburse Blue Bar and its respective affiliates for all reasonable costs and expenses (including reasonable attorney fees and travel expenses) incurred by them in connection with the performance of their obligations under this Agreement.

          SECTION 5. Assignment.

          This Agreement may not be assigned by any party hereto without the written consent of the other party; provided, that Blue Bar shall be entitled to assign this Agreement to any of its affiliates.

          SECTION 6. Termination.

          Blue Bar may terminate this Agreement at any time by written notice to the Company and this Agreement shall terminate automatically upon the first to occur of the (i) tenth anniversary of this Agreement and (ii) end of the fiscal year in which Blue Bar, or any of its affiliates, directly or indirectly, ceases to own any membership interests of the Company.

          SECTION 7. Notices.

          All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be delivered by hand, sent by recognized overnight courier or given by telecopy sent to the addresses set forth below. All such communications shall be deemed to have given or made when delivered by hand, sent by telecopy upon confirmed receipt, or one business day after being delivered to a recognized overnight courier.

          (a) Blue Bar:

              Blue Steel Corporation, General Partner
              200 Park Avenue
              58th Floor
              New York, NY 10166
              Telephone: 212-338-5100
              Telecopy: 212-867-7980
              Attn: Michael Psaros

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          (b) The Company:

              Republic Engineered Products LLC
              3770 Embassy Parkway
              Akron, Ohio 44333
              Telephone: 800-232-7157
              Telecopy: 330-670-3020
              Attn: Joseph F. Lapinsky

          SECTION 8. Modification. This Agreement may only be amended by written agreement executed by each of the parties hereto.

          SECTION 9. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding among them with respect to such subject matter.

          SECTION 10. Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement or the application of such provision to other Persons or circumstances shall not be affected thereby.

          SECTION 11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OR RULES OF SUCH STATE.

          SECTION 12. Successors and Assigns. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

          SECTION 13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. It shall not be necessary for all parties to execute the same counterpart hereof.

          SECTION 14. Headings. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

          SECTION 15. Interpretation. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or neuter gender shall include the masculine, the feminine and the neuter.

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          SECTION 16. Waivers. No provision of this Agreement shall be deemed to have been waived unless such waiver is in writing and signed by or on behalf of the party granting the waiver.


                     [Rest of Page Intentionally Left Blank]

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representatives thereunto duly authorized as of the day and year first above written.

                                       BLUE BAR, L.P.

                                       By: BLUE STEEL CORPORATION
                                           Its General Partner


                                       By:    /s/ Michael Psaros
                                           --------------------------------
                                           Name:  Michael Psaros
                                           Title: President


                                       REPUBLIC ENGINEERED PRODUCTS LLC


                                       By:    /s/ Michael Psaros
                                           --------------------------------
                                           Name:  Michael Psaros
                                           Title: President